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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                            AND EXCHANGE ACT OF 1934


                         Commission File Number 0-29811

                        Date of Report: December 21, 2000



                                 NEW FOCUS, INC.
                                  (Registrant)









                      Incorporated in the State of Delaware
                I.R.S. Employer Identification Number 33-0404910
                2630 Walsh Avenue, Santa Clara, California 95051
                            Telephone: (408) 980-8088


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ITEM 5: OTHER EVENTS

The Company issued the following press release on December 21, 2000:

        NEW FOCUS AND JCA TECHNOLOGY AMEND MERGER AGREEMENT AND EXPECT TO
                             CLOSE MERGER IN JANUARY

SANTA CLARA, Calif., Dec. 21 -- New Focus, Inc. (Nasdaq: NUFO - news), a leading supplier of innovative fiber optic products for next-generation optical networks under the Smart Optics for Networks(TM) brand, today announced that the company has amended its previously announced merger agreement with JCA Technology, Inc. in light of recent stock market conditions. The parties now expect to close the transaction in January 2001, subject to the satisfaction of customary closing conditions. The merger is structured as a tax-free exchange for JCA's shareholders and a purchase transaction for accounting purposes.

New Focus and JCA have agreed on two principal revisions to the original merger agreement. The first revision modifies the transaction consideration to a fixed 10,033,556 shares of New Focus common stock and $75 million in cash. Based on the $26.375 closing price of New Focus shares today, the total implied value of the transaction is approximately $340 million. The original transaction consideration was composed of $575 million of New Focus common stock and $25 million in cash with the number of New Focus common shares determined by the average price of the company's common stock for a ten-trading day period prior to the closing of the transaction. The number of shares was subject to a collar that restricted the number of shares to no fewer than 5,016,778 shares and no more than 10,033,556 shares. The second revision eliminates JCA's right to terminate the original merger agreement under certain conditions if such ten-trading day average price of New Focus shares dropped below $53.21 per share.

After completion of the transaction, JCA shareholders will own approximately 13.5% of the combined company based on this newly fixed merger consideration. Excluding shares to be issued in pending acquisitions, New Focus had 64.4 million shares outstanding as of December 20, 2000.

"The management teams at New Focus and JCA are extremely pleased that we could reach agreement on revised merger terms given the extremely difficult conditions in the financial markets. This agreement removes uncertainty for both companies and reflects the recent change in valuations for fiber optic companies. Both sides have worked together closely during the past two months on a range of issues and feel even more excited about the potential synergies in the combination of New Focus and JCA. Both companies are generating considerable revenue momentum for their respective product offerings and New Focus is showing stronger-than-expected improvement in its margin performance. As a result, the near-term financial results of the combined entity should be attractive to the investment community," said Ken Westrick, president and chief executive officer of New Focus, Inc.

"The combination of JCA and New Focus has great long-term potential. From a technology standpoint New Focus brings expertise in optics and high-speed opto-electronics, while JCA brings expertise in microwave electronics and packaging to the combined company. Through the combination of New Focus and JCA we have a unique opportunity to apply the complementary skill sets of our two companies to develop innovative opto-electronic components that will address the future requirements of the fiber optics industry," said James Chao, president and chief executive officer of JCA Technology, Inc.

New Focus reported a pro forma net loss of $14.8 million on $46.5 million in revenue for the first nine months of 2000. Based on unaudited results, JCA operated profitably during the first nine months of 2000 on revenues of approximately $13.9 million. JCA's gross and operating margin percentages are already higher than New Focus' actual third quarter margins and targeted margins for 2001. As a result, the JCA transaction will be immediately accretive to the revenue and margin lines, measured on a pro forma per share basis excluding acquisition-related charges such as goodwill and compensation expenses, in the first full quarter of combined operations.

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Credit Suisse First Boston acted as financial advisor to New Focus in this transaction and CIBC World Markets acted as financial advisor to JCA.

Forward-Looking Statements:

This press release contains predictions, estimates and other forward-looking statements which include, but are not limited to, statements regarding the likelihood and timing of the closing, the future financial performance of JCA and New Focus, the synergistic effects of the proposed combination in terms of product development, and the accretive nature of the transaction on the combined financial results in future periods. These statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested above. In particular, risks and uncertainties associated with the near term financial performance of JCA and New Focus include the ability to adapt and qualify product designs that fit specific customer requirements and the ability to scale the manufacturing operations and corporate infrastructure to accommodate the higher projected revenue levels. To realize the synergistic effects related to next-generation products, New Focus and JCA must integrate the efforts of various design and development teams at different sites and there is no assurance that such integration will be completed successfully. Risk factors that may affect New Focus' financial performance are listed in the company's S-1 registration statement for its follow-on public offering on file with the SEC. New Focus and JCA undertake no obligation to publicly release any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About JCA Technology:

JCA Technology, a privately held company, designs, manufactures and markets a full line of fiber optic products for OC-48 and OC-192 modulators, including high-speed clock amplifiers and broadband data driver amplifiers. Founded in 1985, the company developed a leadership position in state-of-the-art, thin-film hybrid microwave amplifiers, switches, and subassemblies for the defense, wireless and satellite communications markets. Leveraging its technology and manufacturing capabilities, the company entered the fiber optic market in 1999. The company employs approximately 215 people at its 42,000 square foot headquarters and manufacturing facility in Camarillo, California.

About New Focus:

New Focus designs, manufactures and markets innovative fiber optic products for next-generation optical networks. The company's Smart Optics for Networks(TM) products enhance the performance of next-generation optical networks by enabling higher channel counts, faster data rates, longer reach lengths, new service capabilities, and lower costs of ownership. Founded in 1990, the company remains a leader in the creation of advanced optical products for the commercial and research marketplaces. The company is headquartered in Santa Clara, California and has operations in San Jose, California, Madison, Wisconsin, and Shenzhen, People's Republic of China that employ nearly 1,500 people.

For more information about New Focus visit the company's Internet home page at http://www.newfocus.com, call our Investors Relations Department at 408-919-2700, or e-mail us at investor@newfocus.com.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 22, 2000.

                                 NEW FOCUS, INC.
                                  (Registrant)





 DATE:  December 22, 2000                   BY:  /s/ William L. Potts, Jr.
        -----------------                        -------------------------
                                                 William L. Potts, Jr.
                                                 Senior Vice President
                                                 and Chief Financial
                                                 Officer